UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2023
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Acutus Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39430	45-1306615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (442) 232-6080
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On January 9, 2023, Acutus Medical, Inc. (the “Company”) issued a press release (the “Press Release”) announcing its preliminary, unaudited revenue for the fourth quarter and year ended December 31, 2022. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K, and is incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, the Company announced that Takeo Mukai has been appointed the Company’s Chief Financial Officer, effective January 9, 2023.

Mr. Mukai, 42, has been acting as the Company’s interim Chief Financial Officer since August 22, 2022. Mr. Mukai previously served as the Company’s Vice President, Finance from July 2021 to August 2022. Prior to his service with the Company, Mr. Mukai served in various roles of increasing responsibility with Medtronic, Inc. from 2007 to 2021, including: Finance Director, Neurovascular and Cerebrospinal Fluid Business Units, from July 2019 to July 2021; Finance Director, Global Growth Platforms, from May 2018 to July 2019; and Finance Director, Type 2 Diabetes Business Unit, from August 2014 to May 2018. Mr. Mukai received a B.S., Business Administration, from the Carnegie Mellon University in 2001 and an MBA from the University of Southern California, Marshall School of Business, in 2011.

In connection with Mr. Mukai’s appointment as the Company’s Chief Financial Officer, the Company and Mr. Mukai entered into an employment agreement, effective January 9, 2023 (the “Employment Agreement”), under which Mr. Mukai will be entitled to a base salary of $325,000 and be eligible for an annual incentive cash bonus with a target payout of 50% of base salary under the Company’s Short-Term Cash Incentive Program. In addition, if Mr. Mukai’s employment is terminated other than during a period that is within 90 days prior to or 12 months following the effective date of a change in control of the Company (a “change in control period”) by the Company without cause or by him for good reason, then he will be entitled to severance as follows: (i) a single lump sum equal to 9 months of salary and (ii) 9 months of Company-paid continued health benefits (or if earlier until he is covered by other similar health benefit plans). Alternatively, if Mr. Mukai’s employment is terminated during a change in control period by the Company without cause or by him for good reason, then he will be entitled to (i) a single lump sum equal to 12 months of salary, (ii) a single lump sum payment equal to 100% of his target bonus, (iii) full acceleration of his unvested equity awards that are subject only to time vesting (as provided under Mr. Mukai’s Employment Agreement) and (iv) 12 months of Company-paid continued health benefits (or if earlier until he is covered by other similar health benefit plans). In either case, Mr. Mukai’s receipt of severance payments and benefits is subject to Mr. Mukai signing (and not revoking) a release of claims.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also previously entered into its standard form of indemnification agreement with Mr. Mukai, the form of which is filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2022.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Mukai and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Mukai and any other person pursuant to which Mr. Mukai was appointed as Chief Financial Officer. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

On January 9, 2023, the Company issued a press release announcing, among other things, Mr. Mukai’s appointment, which press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Acutus Medical, Inc. and Takeo Mukai, dated January 9, 2023
99.1	Press Release dated January 9, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Acutus Medical, Inc.

Date: January 9, 2023	By:	/s/ Tom Sohn
Tom Sohn
Senior Vice President, General Counsel
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